UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: May 13, 2009

Date of earliest event reported: May 12, 2009

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 12, 2009, Mr. Laird Q. Cagan agreed to step down from the Board of Directors (the “Board”) of Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.OB) in order to permit the appointment of Mr. William E. Dozier as his successor on the Board, whose appointment was contingent and immediately effective upon Mr. Cagan’s resignation.  Mr. Cagan did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Since 2005, Mr. Dozier has served as an independent consultant and President of Extex Consulting, Inc. based in Tulsa, Oklahoma and Houston, Texas, and since late 2005 has also served on the Board of Directors of Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources.  From 1992 to 2005, Mr. Dozier served as both Vice President and Sr. Vice President of Operations, and most recently as Senior Vice President for Business Development, for Vintage Petroleum Inc., a large publicly-traded independent oil and gas company acquired by publicly-traded Occidental Petroleum Corporation in 2006.  From 1983 to 1992, he was Manager of Operations Engineering for Santa Fe Minerals Inc., an independent oil and gas company.  Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas.  He is a licensed petroleum engineer in the State of Texas with a B.S. Degree in Petroleum Engineering from The University of Texas.

Throughout his career, Bill has been active in multiple industry and charitable groups. Being a member of the Society of Petroleum Engineers (SPE) since 1973, he has served as Local Section Chairman and board member, and on three national SPE committees, where he chaired the Career Guidance Committee and the Technical Information Committee.  In addition to SPE, he has been involved in the International Petroleum Association of America (IPAA), the Texas Independent Producers and Royalty Owners (TIPRO), Texas Alliance of Energy Producers (TAEP), the Oklahoma Independent Petroleum Association (OIPA), and the California Independent Petroleum Association (CIPA) where he served on the board of directors and membership committee.  He is also a member of the Tulsa Petroleum Club, the Houston Producers Forum, and the National Association of Corporate Directors.  Mr. Dozier currently serves on the Advisory Board for Happy Hands Education Center for deaf and hearing impaired children located in Tulsa, Oklahoma.

There are no arrangements or understandings between Mr. Dozier and any other persons pursuant to which Mr. Dozier was selected as a director.  Mr. Dozier has also been appointed to serve as the Chairman of the Company’s newly formed Technical/Operating Committee.  Effective upon his appointment to the Board and the Technical/Operating Committee on May 12, 2009, the Board of Directors approved the grant to Mr. Dozier of 60,000 shares of the Company’s restricted Common Stock in consideration for his joining the Company’s Board of Directors (the “Board Grant”), and an additional 20,000 shares of the Company’s restricted Common Stock in consideration for his joining the Technical/Operating Committee as its Chairman (the “T/O Chairman Grant”), each grant being issued under the Company’s 2007 Stock Plan.  The restricted stock is subject to the terms and conditions of restricted stock purchase agreements entered into by and between the Company and Mr. Dozier and the 2007 Stock Plan, and are subject to a Company repurchase option that lapses as follows:  (i) with respect to the 60,000 share Board Grant, 50% of the shares on the date of grant, and the balance 50% on November 12, 2009, so long as Mr. Dozier remains a director, employee of, or consultant to the Company; and (ii) with respect to the 20,000 share T/O Chairman Grant, 50% of the shares on the date of grant, and the balance 50% on May 12, 2010, so long as Mr. Dozier continues to serve as the Chairman of the Technical/Operating Committee.

A copy of the press release announcing the departure of Mr. Cagan and appointment of Mr. Dozier is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release Dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2009

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description
99.1	Press Release Dated May 13, 2009